Exhibit 16.1


                              DELOITTE & TOUCHE LLP
                                Two Hilton Court
                        Parsippany, New Jersey 07054-0319



May 20, 2003

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Commissioners:

We have read the statements made by Movie Star, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 20, 2003. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP